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                                                                      EXHIBIT 23

                             P & F INDUSTRIES, INC.
              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

P & F Industries, Inc.

Farmingdale, New York

    We hereby consent to the incorporation by reference in the Form S-8 Registration Statement filed on February 18, 1997 of our report dated March 8, 2001, relating to the consolidated financial statements and schedule of P & F Industries, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

    We also consent to the reference to us under the caption "Experts" in the Form S-8 Registration Statement.

New York, New York

March 19, 2001